UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934
(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-12

CALVERT SOCIAL INVESTMENT FUND
______________________________________________
(Name of Registrant as Specified In Its Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
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[  ] Fee paid previously with preliminary proxy materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
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4) Date Filed:
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Calvert Social Investment Fund
Calvert Sage Fund

IMPORTANT NOTICE:

Joint Special Meeting of Shareholders Adjourned

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund, which was considered at a Joint Special Meeting of Shareholders of your fund on June 8, 2016. The meeting has been adjourned to allow shareholders more time to submit their voting instructions. The meeting will reconvene on June 17, 2016 in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland. This letter was sent because you held shares in your fund on the March 31, 2016 record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH
SHAREHOLDERS AND ELIMINATES PHONE CALLS

Voting takes only a few moments. Please vote using one of the following options:

1.	VOTE ONLINE
Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE
Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL
Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 888-916-1719.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

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